UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 15, 2015

DICK'S SPORTING GOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Effective January 15, 2015, the Board of Directors of Dick's Sporting Goods, Inc. (the “Company”) approved an updated and revised Code of Ethics and Business Conduct (the “Code of Conduct”). The Code of Conduct applies to all of the Company’s associates, including the principal executive officer, principal financial officer and principal accounting officer, and members of the Board of Directors. The Company, as part of its corporate governance practices, periodically reviews the Code of Conduct and, following its most recent review, approved amendments to address contractors, product safety, environmental responsibility, and cooperation with governmental audits and investigations. Revisions were also made to better align the Code of Conduct with other Company policies, as well as to add questions and answers illustrating the application of various provisions of the Code of Conduct. The Code of Conduct is available on the Company's website at www.dickssportinggoods.com by clicking on “Investor Relations” or at www.dickssportinggoods.com/investors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: January 21, 2015	By:	/s/ ANDRÉ J. HAWAUX
	Name:	André J. Hawaux
	Title:	EVP – Finance, Administration and Chief Financial Officer